Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Dow 30sm Enhanced Premium & Income Fund, Inc.
333-141212, 811-22029

A special meeting of shareholders was held in at the offices of IQ Investment Advisors LLC, New York, New York, on September 8,
2010, and was subsequently adjourned to September 30, 2010; at this meeting the shareholders were asked to vote on the election of Board Members, the approval of a new Investment Management Agreement and the approval of a new Investment Subadvisory Agreement.

Voting results are as follows:

<c>To approve a new investment management agreement between
the Fund and Nuveen Asset Management.
   For
    10,523,269
   Against
         443,488
   Abstain
         563,743
   Uninstructed
      2,472,966
      Total
    14,003,466


To approve a new investment subadvisory agreement between Nuveen Asset Management and the Funds current subadviser.

   For
    10,518,006
   Against
         427,794
   Abstain
         584,700
   Uninstructed
      2,472,966
      Total
    14,003,466


Approval of the Board Members
was reached as follows:



John Amboian

   For
    24,349,170
   Withhold
         946,805
      Total
    25,295,975


Robert P. Bremner

   For
    24,363,971
   Withhold
         932,004
      Total
    25,295,975


Jack B. Evans

   For
    24,377,117
   Withhold
         918,858
      Total
    25,295,975


William C. Hunter

   For
    24,378,626
   Withhold
         917,349
      Total
    25,295,975


David J. Kundert

   For
    24,341,957
   Withhold
         954,018
      Total
    25,295,975


William J. Schneider

   For
    24,345,338
   Withhold
         950,637
      Total
    25,295,975


Judith M. Stockdale

   For
    24,341,336
   Withhold
         954,639
      Total
    25,295,975


Carole E. Stone

   For
    24,351,536
   Withhold
         944,439
      Total
    25,295,975


Terence J. Toth

   For
    24,375,577
   Withhold
         920,398
      Total
    25,295,975


Proxy materials are herein incorporated by reference to the SEC filing on August 5, 2010, under Conformed Submission Type DEF 14A, accession number 0001193125-10-179164.